UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SmartHeat Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Copies of all communications to:
Robert Newman, Esq.
Newman & Morrison LLP
44 Wall Street, 20th Floor
New York, NY  10005
Tel. (212) 248-1001    Fax: (212) 202-6055

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SMARTHEAT INC.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

_______________________

To The Stockholders of SmartHeat Inc.:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of SmartHeat Inc., a Nevada corporation (the “Company”), commencing at 1:00 pm (China Time), on _______________________ at _______________________, Hong Kong, China.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012, with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the Questions and Answers section of this proxy statement or visit the Annual Stockholders Meeting section of our Investor Relations website.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Also, please let us know if you plan to attend our Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Thank you for your continued interest and support.

Sincerely,

Mr. Oliver Bialowons
Director and President

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SMARTHEAT INC.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON _______________________

_______________________

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of SmartHeat Inc., a Nevada corporation (the “Company”), will be held on _______________________ at __________________, Hong Kong, China, commencing at 1:00 p.m. (China Time) for the purposes of considering and acting upon the following proposals:

1.	To elect five directors to the Board of Directors (the “Board”) of the Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.
To approve the amendments to the Credit and Security Agreement dated July 27, 2012, by and between the Company and Northtech Holdings, Inc. (“Northtech”), executed on December 21, 2012, and July 27, 2013;

4.	To solicit a stockholder advisory vote regarding the restructuring actions undertaken by the Company in fiscal year 2013; and

5.	To transact such other business as may properly come before the Annual Meeting.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

You are entitled to vote only if you were a SmartHeat stockholder as of the close of business on _________ (the “Record Date”). You are entitled to attend the Annual Meeting only if you were a SmartHeat stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

The Annual Meeting will begin promptly at 1:00 pm (China Time). Check-in will begin at 12:00 pm (China Time), and you should allow ample time for the check-in procedures.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 4 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Mr. Oliver Bialowons
Director and President

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about _______________________.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A: Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at SmartHeat’s 2013 Annual Meeting of Stockholders, which will take place on _______________________, at __________________, Hong Kong, China, at 1:00 pm (China Time). As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance, and certain other required information.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules adopted by the Securities and Exchange Commission (SEC), we may furnish proxy materials, including this proxy statement and our 2012 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: How do I get electronic access to the proxy materials?

A: The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and
•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: What items of business will be voted on at the Annual Meeting?

A: The items of business scheduled to be voted on at the Annual Meeting are:

•	To elect five directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified.
•	To ratify the appointment of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
•	To approve the amendments to Credit and Security Agreement dated July 27, 2012, by and between the Company and Northtech, executed on December 21, 2012, and July 27, 2013.
•	To approve the restructuring actions undertaken by the Company in fiscal year 2013.
•	To transact such other business as may properly come before the Annual Meeting.

Q: How does the Board of Directors recommend that I vote?

A: Our Board of Directors recommends that you vote your shares “For” each of the 4 proposals scheduled to be voted upon at the Annual Meeting.

Q: What shares can I vote?

A: Each share of SmartHeat common stock issued and outstanding as of the close of business on the Record Date for the 2013 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date we had _____________ shares of common stock issued and outstanding.

Q: How many votes am I entitled to per share?

A: Each holder is entitled to one vote for each share of common stock held as of the Record Date.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most SmartHeat stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by SmartHeat. As the stockholder of record, you have the right to grant your voting proxy directly to SmartHeat or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, SmartHeat has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q: How can I contact SmartHeat’s transfer agent?

A: Contact our transfer agent by either writing to Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, or by telephoning 801-272-9294.

Q: How can I attend the Annual Meeting?

A: You are entitled to attend the Annual Meeting only if you were a SmartHeat stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You must present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or Internet, by indicating your plans when prompted.

The meeting will begin promptly at 1:00 p.m. (Local time). Check-in will begin at 12:00 p.m. (Local time), and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to SmartHeat’s Corporate Secretary at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang China 110141, prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SmartHeat or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to SmartHeat management.

Q: How many shares must be present or represented to conduct business at the Annual Meeting?

A: The quorum requirement for holding the Annual Meeting and transacting business is 33 1/3% of the voting power of the issued and outstanding common stock of SmartHeat as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: How are votes counted?

A: In the election of directors (proposal number 1), you may vote “For” all or some of the nominees or your vote may be “Withheld” with respect to one or more of the nominees.

For the other items of business, you may vote “For,” “Against,” or “Abstain.” If you elect to “Abstain,” the abstention has the same effect as a vote “Against.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

Q: What is the voting requirement to approve each of the proposals?

A: In the election of directors, the five persons receiving the highest number of affirmative “For” votes at the Annual Meeting will be elected.

For all other matters scheduled to be voted upon at the Annual Meeting, the affirmative “For” vote of a majority of those shares present in person or represented by proxy and entitled to vote on them at the Annual Meeting is required for approval.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Goldman, Kurland and Mohidin, LLP as SmartHeat’s independent registered public accounting firm for the fiscal year ending December 31, 2013. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus will have the same effect as votes “Against” each of the matters scheduled to be voted on at the Annual Meeting.

Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the Annual Meeting?

A: Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Oliver Bialowons, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be Robert Newman, Esq., counsel to the Company.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: SmartHeat will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and personnel, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the Annual Meeting?

A: We will disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A: Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to SmartHeat’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 Annual Meeting of Stockholders, the Corporate Secretary of SmartHeat must receive the written proposal at our principal executive offices no later than Monday, August 12, 2014; provided, however, that in the event that we hold our 2014 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2013 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (Exchange Act). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

SmartHeat Inc.
Attn: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

For a stockholder who wishes to present a proposal before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must deliver a timely written notice to our Corporate Secretary. To be timely for our 2014 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not later than the close of business on Sunday, November 10, 2014.

In the event that we hold our 2014 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2013Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or

•	the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors, and should be directed to the Corporate Secretary of SmartHeat at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Consideration of Director Nominees” on page 12 of this proxy statement.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our current executive officers and directors, certain significant personnel, and their ages, positions and biographical information, are as follows:

Name	Position	Age
Oliver Bialowons	President & Director	43
Yingkai Wang	Acting Chief Accountant	58
Kenneth Scipta	Director	71
Weiguo Wang	Director	47
Xin Li	Director	39
Qingtai Kong	Director	66

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Each executive officer is a full time officer. Our directors hold office for one-year terms or until their successors have been elected and qualified. There are no family relationships between any of our directors, executive officers or other key personnel and any other of our directors, executive officers or key personnel. There are no arrangements or understandings between any of our directors or executive officers and any other persons pursuant to which such director or executive officer was selected in that capacity.

Oliver Bialowons, President and Director

Oliver Bialowons was appointed as a Director and as President of the Company on May 25, 2012, to fill the roles formerly held by Jun Wang. Mr. Bialowons brings more than 20 years of experience as a turnaround executive to the Board of Directors and management of the Company. Currently Mr. Bialowons is Chief Restructuring Officer of Praktiker AG, an exchange listed company based in Germany with international operations and approximately 20,000 employees. Parkitker AG retails a variety of building materials, hardware, tools, equipment, gardening and home improvement products for do-it-yourself and professional builders. In 2009, Mr. Bialowons recently served as Chairman of Bowe Bell Howell Inc., a financially stressed U.S. based manufacturer of industrial logistics equipment with worldwide operations and distribution. Mr. Bialowons directed the restructuring of Boewe Bell Howell’s business and eventual sale of the Bell Howell business to Bell and Howell, LLC, a portfolio company of Versa Capital Management, LLC. From 2008 to 2010, Mr. Bialowons was Chief Executive Officer of Boewe Systec AG and Wanderer Werke AG, and from 2007-2008 he was Chief Operating Officer of neckermann.de GmBH. Prior to 2007, Mr. Bialowons held various management positions at Mitsubishi Motors Corp. and DaimlerChrysler AG.

Yingkai Wang, Acting Chief Accountant and Treasurer

Yingkai Wang was appointed as our Acting Chief Accountant on June 7, 2013. Mr. Wang has served as our subsidiaries financial manager since 2007, and has been responsible for our internal financial reporting, establishing a budget and for analyzing our subsidiaries’ overall financial position.  Mr. Wang was previously the financial manager of Shengyang Zhong Zhijie Electric Equipment Co., Ltd. from 2004-2007, and Shenyang Materials Group from August 1996 – April 2004.  Mr. Wang is acquainted with our subsidiaries’ operations and was appointed to serve our Acting Chief Accountant by our Board of Directors as we continue to search for a new Chief Financial Officer.

Kenneth Scipta, Director

Kenneth Scipta was appointed to our Board of Directors and as Chairman of our Audit Committee on July 10, 2012. Mr. Scipta, a certified public accountant, has over 35 years of relevant accounting experience, and has served on several boards of directors. From 1993 to 1996, Mr. Scipta was the president and a board member of Mid-West Springs Manufacturing Company, a NASDAQ traded company, where he was responsible for day to day operations, planning, administration and financial reporting. Upon Mr. Scipta’s resignation he assumed the duties of president of the special products division, which included catalog sales, die springs and the development of international sales. Previously, from 1979-1993, Mr. Scipta served in various positions such as president, vice president of finance and vice president of sales and marketing for Mid-West’s primary subsidiary. From 1998 to 2006, Mr. Scipta was the chief executive officer and a board member of First National Entertainment Company, a multi-million dollar company traded on NASDAQ.

Weiguo Wang, Director

Mr. Wang was appointed to our Board of Directors on June 19, 2008, and serves currently as the Chairman of our Compensation Committee and member of our Audit Committee and Nominating and Corporate Governance Committee. Mr. Wang brings over six years of relevant industry oversight and extensive engineering experience to the Board. Mr. Wang serves as Assistant Secretary General of the China Standardization Committee on Boilers and Pressure Vessels, a position he has held since March 2005. Additionally, Mr. Wang has served as a Director of the China Special Equipment Inspection and Research Agency since January 2007 and Deputy General Manager of Boilers Standard (Beijing) Technology Services Center Co., Ltd. since March 2004. From July 2001 to December 2003, Mr. Wang was a teacher at Tianjin University, China. Mr. Wang holds a bachelor’s degree in Mechanics, a master’s degree in Fluid Mechanics and a PhD in Fluid Mechanics, all from Beijing University. His skills include business analysis, industry analysis, and long-range planning, especially as applied to manufacturing and standards implementation.

Xin Li, Director

Mr. Li was appointed to our Board of Directors on July 29, 2009, and serves as the Chairman of our Nominating and Corporate Governance Committee and member of our Audit Committee and Compensation Committee. Mr. Li brings more than a decade of corporate governance and industrial operations management experience to the Board. He is a renowned management consultant in China and currently serves as the general manager of Beijing ShengGao Consulting Co., Ltd., a strategic advisory firm founded by him more than 10 years ago that focuses on providing strategic guidance and management training to global companies. He also serves as an independent director and chairs the audit and various governance committees at several large Chinese domestic companies not listed in the United States. Mr. Li is a prolific writer in strategies and management issues. He has authored several books in the areas of management science and strategic planning. Mr. Li is proficient in Mandarin Chinese and English. He has an MBA and is a Research Fellow at the Management Science Center of Beijing University.

Qingtai Kong, Director

Mr. Kong was appointed to the Board of Directors on July 13, 2011. Mr. Kong is a senior engineer and has had over 20 years of management experience in the gas supply and heating industry. He is also the current commissioner of China’s Industrial Gas Committee. Mr. Kong’s career in the gas industry began with his position as chief engineer of the gas network project in the city of Qin Huang Dao. Mr. Kong served in this capacity from December 1988 to April 1991 at which point he was promoted to general manager of the gas supply corporation of Qin Huang Dao, a state utility company located in Hebei Province. Mr. Kong held this position until April 1995, after which he became the chief director of the district heating bureau of Qin Huang Dao.

Board Meetings

Our Board of Directors held seven meetings during fiscal year 2012, which does not include actions taken by written consent or committee meetings.  Each director attended at least 75% of the meetings of the Board of Directors held during the period for which he has been a director and the meetings of the Board committees on which he served during the periods that he served in fiscal year 2012.  Under our Corporate Governance Guidelines, directors are expected to attend all meetings of our Board of Directors, all meetings of any committee of which he is a member and the annual meeting of stockholders, in addition to spending the time necessary to discharge properly his respective duties and responsibilities.  All members of the Board of Directors were in attendance at the Company’s 2012 Annual Meeting of Stockholders.

Board Leadership Structure and Role in Risk Oversight

Since filing our Form 10-Q for the quarter ended March 31, 2012, we significantly restructured our Board of Directors and management. Two directors, Jun Wang and Arnold Staloff, resigned, and two new directors, Oliver Bialowons and Kenneth Scipta, were appointed to our Board of Directors.  Jun Wang resigned as Chairman and Chief Executive Officer of the parent company in order to focus his time and attention on our operations, but retained his positions as chief executive of all of our operating subsidiaries. Mr. Wen Sha and Xudong Wang also resigned from their respective positions with the parent company in order to focus their time and attention to their roles with our operating subsidiaries. Oliver Bialowons assumed the duties of President of the parent company on May 25, 2012, and Michael Wilhelm assumed the duties of Chief Financial Officer and Treasurer on July 10, 2012, following the end of our second quarter.

On February 23, 2013, Michael Wilhelm resigned from his position as our Chief Financial Officer due to being “named personally in a groundless shareholder suit, where the alleged (unproven) actions in question are alleged to have taken place long before [his] involvement with the company.” Mr. Wilhelm was added as a defendant to the class action lawsuit filed against the Company, its directors, and certain of its former officers, originally captioned Steven Leshinsky v. James Wang, et. al, now captioned Stream Sicav, Dharanedra Rai et al. v. James Jun Wang, Smartheat Inc. et al., in an amended complaint filed by the Rosen Law Firm on January 28, 2012.  We have had difficulty in retaining a suitable replacement for Mr. Wilhelm due to this class action lawsuit.

In the interim, and so as to have a principal accounting officer that could sign the certifications under Sections 302(a) and 906 of the Sarbanes Oxley Act of 2002 necessary to complete and file our period reports with the Securities and Exchange Commission, we appointed Yangkai Wang as our Acting Chief Accountant on June 7, 2013. While Mr. Yingkai Wang has served as a financial manager to our subsidiaries since 2007, he has limited relevant education and training in U.S. GAAP and related SEC rules and regulations.

As part of its oversight functions, the Board of Directors is responsible for the oversight of risk management at the Company.  Our Board of Directors delegates risk oversight to our Audit Committee, which considers and addresses risk assessment and risk management issues and concerns, and reviews with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

Director Independence

Our Board of Directors has determined that each of Messrs. Scipta, Wang, Li, and Kong are independent directors.  We have established the following standing committees of the Board of Directors: Audit, Compensation and Nominating and Corporate Governance.  All members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the “independence” standards applicable to members of each such committee.  The Board of Directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and, on transactions by the directors with the Company, if any.  The Board of Directors considered relationships and transactions between each director, or any member of his immediate family, and the Company, its subsidiaries and its affiliates.  The purpose of the Board of Directors’ review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NASDAQ rules.

Nominating and Corporate Governance Committee

We established our Nominating and Corporate Governance Committee (the “Nominating Committee”) in April 2009.  The Nominating Committee consists of Messrs. Wang, Li, Kong, and Scipta each of whom is an independent director.  Mr. Li is the Chairman of the Nominating Committee.  The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual meeting and fills any vacancies on our Board of Directors, considers any nominations of director candidates validly made by stockholders (the process for which is set forth herein under the section entitled “Stockholder Nominations for Directors”), and reviews and considers developments in corporate governance practices.  The Nominating Committee held no meetings during fiscal year 2012, which does not include actions taken by written consent.  The Board of Directors has adopted a written charter for the Nominating Committee, the current copy of which is available on our website at www.smartheatinc.com.

Consideration of Director Nominees

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the Board of Directors from stockholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the Board of Directors and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and SmartHeat within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of our shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board of Directors should be sent to:

SmartHeat Inc.
Attn: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

Director Qualifications

Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with criteria established by our Board of Directors. While our Board of Directors has not adopted a formal diversity policy or specific standards with regard to the selection of director nominees, due to the global and complex nature of our business, the Board of Directors believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates.

Although our Board of Directors has not formally established any specific, minimum qualifications that must be met by each candidate for the Board of Directors or specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess, when considering a potential non-incumbent candidate, the Nominating and Corporate Governance Committee will factor into its determination the following qualities of a candidate: educational background, diversity of professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, and ability to represent the best interests of our stockholders.

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board of Directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the Board of Directors, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Audit Committee and Audit Committee Financial Expert

We have established a separately-designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Messrs. Scipta, Wang, Li, and Kong, each of whom is an independent director. Mr. Scipta, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our Board of Directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee held four meetings during fiscal year 2012, which does not include actions taken by written consent. As more fully described in its charter, a copy of which is available on our website at www.smartheatinc.com, the functions of the Audit Committee include the following:

•	appointment of independent auditors, determination of their compensation and oversight of their work;

•	review the arrangements for and scope of the audit by independent auditors;

•	review the independence of the independent auditors;

•	consider the adequacy and effectiveness of the internal controls over financial reporting;

•	pre-approve audit and non-audit services;

•	establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

•	review and approve any related party transactions;

•	discuss with management our major financial risk exposures and our risk assessment and risk management policies; and

•	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

Compensation Committee

We established our Compensation Committee in April 2009.  The Compensation Committee consists of Messrs. Wang, Li, Kong and Scipta each of whom is an independent director.  Dr. Wang is the Chairman of the Compensation Committee.  The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key personnel, and for the administration of our equity incentive plan, including the approval of grants under such plan to our directors, personnel and consultants.  The Compensation Committee also reviews and determines compensation of our executive officers.  The Compensation Committee may delegate its authority to subcommittees, but may not delegate its responsibilities for any matters involving executive compensation unless all members of such subcommittee qualify as independent directors.  The Compensation Committee may consult with the members of management in the exercise of its duties.  Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to the executive officers.  The Compensation Committee held no meetings during fiscal year 2012, which does not include actions taken by written consent.  The Board of Directors has adopted a written charter for the Compensation Committee, the current copy of which is available on our website at at www.smartheatinc.com.

The compensation of our executive officers and other personnel is composed of base compensation and equity compensation.  The compensation of our executive officers appointed prior to the establishment of our Compensation Committee in April 2009 was determined by our then existing executive officers.  The Compensation Committee has determined the compensation of all executive officers appointed subsequent to the establishment of our Compensation Committee in April 2009.  The Compensation Committee will review base compensation of the executive officers, taking into consideration the Company’s overall financial position and the state of its business.  The Compensation Committee will determine any increase in compensation, with respect to each officer, based on individual performance, level of responsibility, and skills and experience, taking into account the anticipated level of difficulty in replacing such officers with persons of comparable experience, skill and knowledge.

The Committee has the exclusive authority to hire compensation, accounting, legal or other advisors. In connection with any such hiring, the Committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the Committee with data regarding compensation trends, assisting the Committee in the preparation of market surveys or tally sheets or otherwise helping it evaluate compensation decisions. The Committee did not retain an outside compensation consultant in 2011.

Communications with the Board of Directors

Stockholders may contact the Board of Directors about bona fide issues or questions about SmartHeat by sending an email to info@smartheatinc.com or by writing the Corporate Secretary at the following address:

SmartHeat Inc.
Attn: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the email address or street address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the Board of Directors or specified member or members will be forwarded in accordance with the stockholder’s instructions.

Legal Proceedings

Oliver Bialowons, our President, was an executive officer of Bowe Bell & Howell Company, a U.S. based manufacturer of industrial logistics equipment with worldwide operations and distribution, which filed for bankruptcy in April of 2011. Bowe Bell & Howell Company acted as debtor in possession and no external receiver was appointed in the bankruptcy proceeding. The bankruptcy proceeding was subsequently dismissed in March of 2012.

Mr. Bialowons also served as chief executive officer of Wanderer-Werke AG from December 2008 to March 2010, and Boewe Systec AG from December 2008 to November 2010.  Wanderer-Werke AG and Boewe Systec AG filed for insolvency in Germany in May of 2010.

Other than as disclosed above during the past ten years, none of our directors or executive officers has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•
subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of the Record Date, regarding the number of shares of our common stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding common stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our named executive officers and directors as a group. The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. As of the Record Date, there were ___________ shares of our common stock issued and outstanding.

Except as otherwise indicated, the address of each of the shareholders listed below is: c/o SmartHeat Inc., A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110141.

Name of beneficial owner	Number of shares		Percent of class
5% Shareholders
Northtech Holdings Inc. Mill Mall 5, Wickhams Cay 1 P.O. Box 3085 Road Town, Tortola British Virgin Islands	1,700,000	(5)	26.5%
Beijing YSKN Machinery & Electronic Equipment Co., Ltd. Rm 1106, Huapu International Plaza No.19, Chaowai Street, Chaoyang District Beijing, China	680,800	(1)	11.3%
Yang In Cheol #630-5, Namchon-Dong Namdong-Yu Incheon, South Korea 302-405	384,800	(2)	6.4%
William J & Mary Ann P McGrath Foundation 943 Edgemere Court Evanston, IL 60202	300,000	(3)	5.0%
ShenYang ZhiCe Investment Co., Ltd No. 1 Yuebin Street Shenhe District Shenyang, China 110027	296,000	(4)	4.9%

Directors and Named Executive Officers
Oliver Bialowons	100,000		1.7%
All Directors and Named Executive Officers as a Group (7 Persons)	100,000		1.7%

(1)
Disclosed on Amendment No. 1 to the Schedule 13D for Beijing YSKN Machinery & Electronic Equipment Co., Ltd (“Beijing YSKN”) filed on June 30, 2008, for beneficial ownership as of May 7, 2008. Beijing YSKN has sole power to vote and dispose of the shares owned by it. Jun Wang and Fang Li each hold 50% of the equitable and legal rights, title and interests in and to the share capital of Beijing YSKN and, as a result of such ownership, each of Messrs. Wang and Li has the shared power to vote and dispose of the shares held by Beijing YSKN.

(2)	Disclosed on the Schedule 13G for Yang In Cheol filed on April 25, 2008, for beneficial ownership as of April 14, 2008.
(3)	Disclosed on the Schedule 13D for William J & Mary Ann P McGrath Foundation filed on November 7, 2013.
(4)
Disclosed on the Schedule 13G for ShenYang ZhiCe Investment Co., Ltd (“ShenYang ZhiCe”) filed on April 25, 2008, for beneficial ownership as of April 14, 2008. ShenYang ZhiCe has sole power to vote and dispose of the shares owned by it.

(5)	Disclosed on the Schedule 13D for Northtech Holdings filed on March 7, 2013.

 * Represents less than 1% of shares outstanding.

We are not aware of any arrangements that could result in a change in control of the company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of our common stock to file reports regarding ownership of, and transactions in, our securities with the Commission and to provide us with copies of those filings. Based solely on our review of the copies received by us and on the written representations of certain reporting persons, we believe that all such Section 16(a) filing requirements were timely met during 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 27, 2012, we entered into a secured revolving credit facility under the terms of a Secured Credit Agreement with Northtech Holdings, Inc., an entity owned by certain members of the Company’s former management, Jun Wang, our former Chief Executive Officer, Xudong Wang, our former Vice President of Strategy and Development, and Wen Sha, our former Vice President of Marketing. Huajun Ai, our current Corporate Secretary, is also a part owner of Northtech. As amended, the Credit Agreement provides for borrowings of up to $2,500,000 with any amounts borrowed maturing on April 30, 2014. Borrowings under the Credit Agreement are secured by 55% of the equity interest in each of our wholly-, directly-owned subsidiaries and are repayable, at our option, in shares of our common stock. On December 21, 2012, we elected to repay $1,301,300 of the $1,384,455 outstanding under the Credit Agreement with 1,300,000 restricted shares of our common stock, 26.5% of our total issued and outstanding shares of Common Stock, as authorized by the Credit Agreement and approved by our shareholders.

Huajuan Ai, our Corporate Secretary, is also a party to certain of the transactions described under Proposal 4, approval of the 2013 Restructuring Actions.

Except as disclosed above, there were no transactions with any related persons (as that term is defined in Item 404 in Regulation S-K) during 2012 or 2011, or any currently proposed transaction, in which we were or are to be a participant and the amount involved was in excess of $120,000 and in which any related person had a direct or indirect material interest.

Our written policy for related party transactions provides that we will enter into or ratify a transaction with a related party only when our Board of Directors, acting through the Audit Committee, determines that the transaction is in the best interests of the company and our shareholders. The policy requires the review and approval by our Audit Committee for any transaction in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (ii) we are a participant and (iii) any related person has or will have a direct or indirect interest. Related persons include our executive officers, directors, director nominees, persons known to be the beneficial owner of more than 5% of our outstanding common stock or immediate family members of any of the foregoing persons. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other relevant factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. If advance approval of a transaction is not feasible, the Audit Committee may approve and ratify the transaction in accordance with the policy. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

As a “smaller reporting company,” we have elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, we are not required to provide a Compensation Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

The following table sets forth information concerning the compensation for the years ended December 31, 2012 and 2011, of each of our named executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)(1)	($)(1)	($)	($)	($)	($)
Oliver Bialowons	2012	0	0	0	0	0	0	48,800	48,800
President	2011	-	-	-	-	-	-	-	-
Michael Wilhelm	2012	0	0	0	0	0	0	30,000	30,000
Former Chief Financial Officer	2011	-	-	-	-	-	-	-	-
Jun Wang	2012	150,000	0	0	0	0	0	0	15,000
Former President and	2011	150,000	0	137,750	0	0	0	0	287,750
Chief Executive Officer
Zhijuan Guo	2012	12,000	0	0	0	0	0	0	12,000
Former Chief Financial Officer	2011	22,000	0	0	0	0	0	0	22,000
Xudong Wang	2012	107,397	0	0	0	0	0	0	107,397
Former Vice President of	2011	120,000	0	290,250	0	0	0	0	410,250
Strategy and Development

(1)
Amounts shown reflect aggregate grant date fair value of awards and do not reflect whether the recipient actually has realized a financial benefit from such grant, such as by selling the stock or exercising the options.

The following table sets forth information concerning the outstanding equity awards held by each of our named executive officers at December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End for 2012
Option Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration
Name	(#) Exercisable		(#) Unexercisable	($)	Date
Jun Wang	-		-	-	-
Zhijuan Guo	-		-	-	-
Xudong Wang	2,500	(1)		118.50	06/30/2016

(1)	Options granted on February 1, 2010, with a life of five years that vested on June 30, 2011 and June 29, 2012.

Agreements with Personnel

On January 1, 2008, Taiyu entered into a 3-year employment agreement with Jun Wang, which agreement was renewed on the same terms through December 31, 2013, upon mutual agreement between Mr. Wang and Taiyu. Pursuant to the terms of his employment agreement, Mr. Wang shall receive a salary in an amount that is not less than the lowest minimum wage per month paid in Shenyang and shall be based on the uniform wage and incentive system in Shenyang. Effective on February 1, 2010, the Compensation Committee approved an increase in the annual compensation of Mr. Wang to a base salary of $150,000 per year from $18,000 per year. The Compensation Committee believed it in the best interests of the company to approve the increase in salary for Mr. Wang because of his continued importance to our long-term strategy and success and increased responsibilities since 2008 when his prior base salary was established under his employment agreement.

On January 1, 2008, Taiyu entered into a 3-year employment agreement with Zhijuan Guo, which agreement was renewed on the same terms through December 31, 2013, upon mutual agreement between Ms. Guo and Taiyu. Pursuant to the terms of her employment agreement, Ms. Guo received a salary in an amount that is not less than the lowest minimum wage per month paid. Ms. Guo’s employment agreement was terminated concurrently with her resignation.

On February 1, 2010, SmartHeat entered into an executive agreement with Xudong Wang for a term ending on June 30, 2013. Mr. Wang was compensated at $120,000 per year and eligible for annual cash bonuses at the sole discretion of the Board of Directors. The Company terminated this executive agreement and issued a promissory note in the amount of $77,625 in satisfaction of the Company’s remaining commitment under the executive Agreement. The promissory note was subsequently paid in full with 77,625 shares of the Company’s common stock.

On July 10, 2012, SmartHeat entered into an agreement with Mr. Oliver Bialowons, the Company’s President, effective as of May 25, 2012 for a one-year term. Mr. Bialowons is compensated at $80,000 per year.

Each of the above agreements contains provisions prohibiting competition by such officers following their services to us.

We currently do not have any defined pension plan for our named executive officers. Pursuant to their executive agreements, we shall provide to such officers all the necessary insurances and social welfares, including but not limited to medical, work injury, maternity, retirement and unemployment insurance and housing fund, according to our policies and the relevant laws and regulations of local governmental authorities and the PRC.

We currently do not have nonqualified defined contribution or other plans that provides for the deferral of compensation for our named executive officers nor do we currently intend to establish any such plan.

Grants of Plan-Based Awards

On May 25, 2010, our shareholders approved the 2010 Equity Incentive Plan authorizing the issuance of up to 100,000 shares of our common stock. The Compensation Committee administers the Plan and may grant awards, including restricted shares, incentive stock options and nonqualified stock options, under the Plan to our officers, directors and employees pursuant to the guidelines set forth in the Plan.

On November 28, 2011, Jun Wang and Xudong Wang each received a grant of 32,500 restricted shares of our common stock under the 2010 Equity Incentive Plan in recognition of their service and contributions to us. The restricted shares were fully vested on the grant date and issued pursuant to exemptions from registration under the Securities Act.

On April 14, 2011, Xudong Wang received a grant of 5,000 restricted shares of our common stock under the 2010 Equity Incentive Plan with the intent of reflecting his expected future performance and to further align Mr. Wang’s interests with those of our shareholders. The restricted shares were fully vested on the grant date and issued pursuant to exemptions from registration under the Securities Act.

On February 1, 2010, pursuant to his employment agreement, Xudong Wang received a grant of options to purchase 5,000 shares of our common stock at an exercise price per share of $118.50. The options have a life of 5 years and options to purchase 2,500 shares of our common stock vested on June 30, 2011, with the remaining options to purchase 2,500 shares of our common stock to vest on June 29, 2012, subject to Mr. Wang’s continued employment.

Change-In-Control and Separation Agreements

We do not have any existing arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control.

Compensation of Directors

The following table sets forth information concerning the compensation of our directors for the year ended December 31, 2012.

Director Compensation Table for 2012
	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Name	($)	($)	($)	($)
Kenneth Scipta	12,500	-	-	12,500
Weiguo Wang	12,000	-	-	12,000
Xin Li	19,000	-	-	19,000
Qingtai Kong	15,000	-	-	15,000

Our independent directors receive base cash compensation of $12,000 per year, paid in equal quarterly installments, for their service. In addition, at the discretion of the non-interested members of the Compensation Committee, independent directors are eligible to receive bonuses for service to our company outside the normal duties as a director and grants of options to purchase our common stock under the 2010 Equity Incentive Plan. Messrs. Li and Kong receive compensation of $19,000 and $15,000 per year, respectively, paid in equal quarterly installments. Mr. Scipta receives $25,000 per year, paid in equal quarterly installments. We do not compensate our non-independent directors for serving as our directors. All directors are eligible to receive reimbursement of expenses incurred with respect to attendance at board meetings and meetings of committees thereof, which is not included in the above table. We do not maintain a medical, dental or retirement benefits plan for the directors.

The directors may determine remuneration to be paid to the directors with interested members refraining from voting. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected GKM as the independent registered certified public accounting firm to audit the books and accounts of our company and our subsidiaries for the fiscal year ending December 31, 2012. GKM has served as our independent accountant since April 14, 2008. The following table presents the aggregate fees billed for professional services rendered by GKM for the years ended December 31, 2012 and 2011.

	2012	2011
Audit fees	$159,500	$234,750
Audit-related fees	1,300	2,500
Tax fees	-	-
All other fees	1,300	-

In the above table, “audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements and services normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for those fiscal periods. “Audit-related fees” are fees not included in audit fees that are billed by the independent accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees billed by the independent accountant for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the independent accountant for products and services not included in the foregoing categories.

Audit Committee’s Pre-Approval Policy

It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent accountants. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all audit and audit-related services provided by GKM during the fiscal year ended December 31, 2011.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (Committee) of the Board of Directors of SmartHeat is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Committee operates pursuant to a charter that is available on our website at www.smartheatinc.com.

The Committee oversees SmartHeat’s financial reporting process and internal control structure on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of SmartHeat’s internal control over financial reporting. SmartHeat’s independent auditors are responsible for expressing an opinion as to the conformity of SmartHeat’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of SmartHeat’s internal control over financial reporting.

In performing its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in SmartHeat’s Annual Report on Form 10-K for the year ended December 31, 2012. The Committee has also discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and the Committee discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee unanimously recommended to the Board of Directors that the audited consolidated financial statements to be included in SmartHeat’s Annual Report on Form 10-K for the year ended December 31, 2012.

AUDIT COMMITTEE
Weiguo Wang
Xin Li
Qingtai Kong
Kenneth Scipta

PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
Nominees

The Nominating and Corporate Governance Committee recommended, and the Board of Directors nominated:

•	Oliver Bialowons,
•	Xin Li,
•	Kennth Scipta,
•	Weiguo Wang, and
•	Qingtai Kong

as nominees for election as members of our Board of Directors at the Annual Meeting. At the Annual Meeting, five directors will be elected to the Board of Directors.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are presently directors of SmartHeat. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board of Directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal.

The sections titled “Directors and Executive Officers” and “Consideration of Director Nominees” on page 12 of this proxy statement contain more information about the leadership skills and other experiences that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as directors of SmartHeat.

Required Vote

The five nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our Board of Directors recommends a vote FOR the election to the Board of Directors of each of the above mentioned nominees.

PROPOSAL NUMBER 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Goldman Kurland and Mohidin, LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013. During the fiscal year ended December 31, 2012, Goldman Kurland and Mohidin LLP served as our independent registered public accounting firm. See “Independent Registered Public Accounting Firm” on page 20 of this proxy statement. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of SmartHeat and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Goldman Kurland and Mohidin, LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Goldman Kurland and Mohidin, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Goldman Kurland and Mohidin, LLP.

Recommendation

Our Board of Directors recommends a vote FOR the ratification of the appointment of Goldman Kurland and Mohidin, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

PROPOSAL NUMBER 3
APPROVAL OF AMENDMENTS TO CREDIT AND SECURITY AGREEMENT

On July 27, 2012, we entered into a secured, revolving credit facility under the terms of a Credit and Security Agreement (the “Credit Agreement”) with Northtech, which is owned by certain members of our former management, Jun Wang, Xudong Wang and Wen Sha. Huajun Ai, the Company’s Corporate Secretary is also a part owner of Northtech. On December 21, 2012, and July 27, 2013, the Company amended the Credit Agreement with Northtech.

The original Credit Agreement was filed as Exhibit 10.12 to the Company’s Current Report on Form 8K filed on August 1, 2013. The first amendment to the Credit Agreement was filed as Exhibit 10.13 to the Company’s Current Report on Form 8K filed on December 28, 2013 (the “First Amendment”). The second amendment to the Credit Agreement was filed as Exhibit 10.14 to the Company’s Current Report on Form 8K filed on August 26, 2013 (the “Second Amendment,” collectively, with the First Amendment, the “Amendments”).

In accordance with the First and Second Amendments to the Credit Agreement, which requires us to submit the Amendments to our stockholders for approval at our next annual meeting, we are submitting the Amendments to our stockholders for their approval.

Background of the Credit and Security Agreement

We entered into the Credit Agreement to fulfill our need for short-term financing for our parent company to address its lack of adequate cash resources caused by deteriorating economic conditions in China which resulted in financial losses for our subsidiaries, which restricted our ability to transfer funds to our U.S. holding company.

Beginning in 2011 and continuing through 2013, the PRC government has pursued tightened fiscal policies in response to inflationary pressures. These policies have contributed to a general slowdown in many sectors of China’s economy including the industrial, residential and commercial markets which our subsidiaries serve. Many of our subsidiaries’ customers, the majority of whom are state-owned enterprises, have had difficulty in obtaining grants from the PRC government and have faced an extended bank loan application process, both of which are typically used to finance the purchase of our subsidiaries’ products. Accordingly, these policies have affected the sales of our subsidiaries’ products as customers have deferred bidding for new projects or abandoned existing projects. The result has been a marked decline in our subsidiaries’ profitability since 2011.

As we are a holding company with no material assets other than the ownership interests of our operating subsidiaries, we rely on dividends paid by our subsidiaries for our cash needs to pay our operating expenses. However, our subsidiaries in the PRC must comply with complex currency and capital transfer regulations to transfer capital outside of the PRC and restrictions imposed by their own respective Credit Agreement. PRC regulations currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Based on PRC accounting standards, our PRC subsidiaries are also required to set aside at least 10% of net income after taxes each year to statutory surplus reserves until the cumulative amount of such reserves reaches 50% of registered capital. These reserves are not distributable as cash dividends.

As the profitability of our subsidiaries decreased, they were unable to pay dividends to us, and our cash balances decreased significantly, causing us to seek short-term financing.

Board of Directors Actions

Our Board of Directors, recognizing our cash flow, liquidity and cash resource issues, decided to restructure our management team and our Board of Directors and retained Nimbus Restructuring Manager LLC (“Nimbus”) to act as restructuring advisor. Our management team, Jun Wang, Xudong Wang and Wen Sha, resigned from their respective positions with the Company in order to focus their time and attention exclusively on the operations of our subsidiaries, and the Board of Directors elected Oliver Bialowons, an executive with significant restructuring experience, as a director and appointed him as President of the Company.

With the assistance of Nimbus, our Board of Directors also began to seek short term financing to immediately address our cash flow situation, until a more permanent solution could be developed, studied and approved.  We were informally approached by investment bankers, lawyers, M&A brokers and restructuring and other consultants proposing one form or another of advice or assistance. None of these approaches yielded a specific financing proposal.

Jun Wang, the Company’s former Chief Executive Officer, discussed the possibility with Nimbus that Mr. Wang lend us money on a short-term basis, and Nimbus formulated an initial proposal for a secured, revolving line of credit. After our Board of Directors discussed the proposal, and requested certain modifications to the initial proposal, the Board of Directors authorized, at its May 24-25 meeting, the negotiation of definitive agreements based on the modified initial proposal. On July 27, 2012, we entered into the Credit Agreement with Northtech.

Rationale for the Credit and Security Agreement

Our Board of Directors considered the Credit Agreement to be best and only available practical option at the time we needed immediate short term financing. Specifically, the Board discussed the fact that we lacked time and cash resources to support a search for credit or capital, and that any third party would have to conduct a lengthy due diligence process at the Company’s expense which may or may not result in funding. Northtech, whose principals are comprised of members of our former management team, including our former Chief Executive Officer, were already intimately familiar with the Company and its subsidiaries, and did not require a lengthy due diligence process prior to providing us with short term financing.

Further, the Board found the terms of the Credit Agreement to be favorable as compared to terms that are typically offered in holding company financing. The Agreement permits us to prepay the loan in the case more favorable terms are found, gives us the option to extend the maturity date of amounts drawn for up to an additional 36 months and provides us with the option to repay amounts drawn in either cash or restricted shares of our common stock. The Company also obtained a fairness opinion from an independent third party which concluded that the prices and terms of the Credit Agreement were fair to the Company.

Terms of Credit and Security Agreement

The following description of the Credit Agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the First and Second Amendment.

Borrowings under the Credit Agreement are secured by our deposit accounts and general intangibles located in the United States, our trademarks in the PRC and 55% of our equity interests in each of our wholly- and directly-owned subsidiaries (the “Collateral”).

An origination fee of 4% of the Committed Amount was due to Northtech upon the signing of the Credit Agreement, and has been paid. Borrowings will bear interest at a rate of 10% annually, payable quarterly, and amounts borrowed under the Credit Agreement will mature on April 30, 2014. At our option, the maturity date of amounts borrowed under the Credit Agreement may be extended for up to four (4) successive nine-month periods in exchange for an extension fee of 4% of the Committed Amount for each extension. Generally, borrowings may be prepaid at any time without premium or penalty, provided however that if we prepay any amount due under the Credit Agreement from the proceeds of another instrument or agreement of indebtedness, we are required to pay a 10% prepayment fee.

All amounts due under the Credit Agreement may, at our option, be paid in either cash or restricted shares of our common stock. The number of restricted shares that may be issued would be determined by dividing the total amount payable by the average share price of our common stock at time the shares are issued. Under the terms of the Credit Agreement, average share price is defined as the average of the opening and closing prices of our common stock on a trading day, or the average of the bid and ask prices if our shares are not traded on such trading day, provided that in no event shall the average share price used for such calculation be lower than $0.50 or higher than $3.50 (the “Average Share Price”).

In the event any shares are issued for the payment of obligations under the Credit Agreement, Northtech shall pay to us an amount equal to the number of share issued multiplied by the par value of such shares. All shares issued to Northech under the Credit Agreement shall be restricted from sale unless such sales occur under an effective registration statement or in a privately negotiated transaction that is exempt from registration, where the transferee agrees to the transfer restrictions. Further, we have the option to repurchase all shares issued to Northtech at a price equal to 150% of the Average Share Price on the date of issuance. The transfer restrictions and our repurchase option terminate on June 30, 2017, or in the event of a change in control of the Company.

The Credit Agreement contains representations and warranties by us relating to, among other things, our organization, the due authorization of the Credit Agreement and the shares that may be issued thereunder, the enforceability of the Credit Agreement, our title to the Collateral, and the accuracy of our filings with the Securities and Exchange Commission.

The Agreement also contains representations and warranties by Northtech relating to, among other things, its organization and the due authorization and enforceability of the Credit Agreement.

As long as amounts due under the Credit Agreement remain outstanding we have agreed to provide Northtech with our annual budget, to use any amounts drawn under the Credit Agreement solely for working capital purposes and to submit the Credit Agreement to our stockholders for approval. We have also agreed to, subject to the fiduciary duties of our Board of Directors, to conduct our business in the ordinary course consistent with past practices, maintain our current legal structure, and to refrain from selling or transferring our significant assets.

Borrowings made under the Credit Agreement are subject to certain conditions customary to such transactions, including, with the exception of initial borrowing, evidence to the satisfaction of Northtech that its security interest in the Collateral has been perfected.

In event of a default, including, among other things customary to such a transaction, our failure to pay any amounts when due, default in the performance of, or breach of any covenant in the Credit Agreement, a change in control, insolvency, an incorrect representation or warranty, any event or circumstance that Northtech believes in good faith will impair our ability to repay amounts due under the Credit Agreement, or if our stockholders do not approve the Credit Agreement submitted for their approval in this proxy statement, Northtech may declare all amounts due to be forthwith due and payable and may exercise its rights over the Collateral as a secured party. Specifically, Northtech may take possession of the Collateral without judicial process and shall have the right to sell, lease or otherwise dispose of the Collateral.

First Amendment to the Credit and Security Agreement

On December 21, 2012, we entered into the First Amendment to the Credit Agreement. The Amendment modified the definition of “Average Share Price” in the Credit Agreement to decrease the minimum and maximum values for the “Average Share Price,” from $1.00 to $0.50 and from $7.00 to $3.50, respectively.  The Amendment also increased the maximum line which may be borrowed under the Credit Agreement from $2,000,000 to $2,500,000, extended the maturity date for amounts borrowed from April 30, 2013 to April 30, 2014, and permitted the Company to use amounts borrowed to repurchase shares of its common stock.  Further, the Company increased its pledge of 35% of its equity interest in each of its wholly-, directly-owned subsidiaries as collateral for amounts borrowed to 55%.

Also under the terms of the First Amendment, and in accordance with Section 2.6 of the Credit Agreement, which permitted the Company to repay any of its obligations under the Credit Agreement in restricted shares of its common stock, the Company issued Northtech 1,300,000 restricted shares of the Company’s common stock as repayment of $1,300,000 of the $1,384,455 outstanding as of December 21, 2012, under the Credit Agreement.

The Board believed that the First Amendment, by extending the maturity date of amounts borrowed and increasing the maximum line which could be borrowed under the Credit Agreement, was in the best interests of the Company and provided the Company with increased flexibility and additional time to search for viable options to implement a more permanent solution to the Company’s liquidity shortfall, including: (1) directing subsidiaries’ management to restructure operations to restore profitability, (2) entering into management and services agreements with subsidiaries, subject to the approval of regulatory agencies in China, to permit the up streaming of cash, and (3) seeking a joint venture investment. In addition, the Board believed that the repayment of $1,300,000 outstanding under the Credit Agreement was in the best interest of the Company to avoid any possible going concern issues with respect to the Company’s 2012 year-end audit of the Company.

Second Amendment to the Credit Agreement

On August 23, 2013, we entered into the Second Amendment to the Credit Agreement. The Second Amendment decreased the interest rate payable on borrowings under the Credit Agreement effective January 1, 2013, to 10% annually, compounded and payable quarterly, from 1.25% per month, payable monthly. We agreed to pay an amendment fee of 100,000 restricted shares of the Company’s common stock to Northtech. Concurrently with the Second Amendment, the Company secured Northtech’s consent to permit the Company to incur subordinated debt and to restructure the organization of its subsidiaries, further detailed in Proposal 4.  The Board of Directors believed the Second Amendment, and the consent of Northtech, was in the best interests of the Company.  The reduction in interest rate, consent to subordinated debt and subsidiary restructuring, all provided the Company with additional flexibility when seeking alternative sources of financing for the Company.

Required Vote

You may vote “FOR” or “AGAINST” the following resolution, or you may “ABSTAIN.” Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Unless marked to the contrary, proxies received will be voted “FOR” ratification of the Credit Agreement.

If the Amendments are not approved, all amounts drawn under the Credit Agreement shall become immediately due and payable.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the Amendments to the Credit Agreement.

PROPOSAL NUMBER 4
APPROVAL OF THE 2013 RESTRUCTURING ACTIONS

To promote good corporate governance, we are seeking an advisory, non-binding stockholder vote with respect to the Restructuring Actions under taken by the Company in 2013.

Initial Restructuring Actions

Beginning in 2012, we began to consider, approve and execute certain restructuring actions in order to address the liquidity issues we have faced since 2011. We replaced Jun Wang and Arnold Staloff on our Board of Directors with Oliver Bialowons and Kenneth Scipta and appointed Oliver Bialowons to be President of the Company.  We also retained Nimbus Restructuring Advisor as a restructuring advisor to the Board and executed the Credit and Security Agreement, referred to in proposal 3, to address our short term liquidity needs as we searched for alternative solutions.

Restructuring Actions in 2013

Our liquidity short-fall continued into 2013 as our subsidiaries continued to struggle to restore profitability. In addition, our subsidiaries required additional funds to fund registered capital, accountants, receivable, research and development costs related to the their plate heating business and to expand their business to eastern and western China where customer demand for their products was shifting.

The Board, at a meeting held on June 25, 2013, decided that it was in our best interests to commence a market canvas to seek additional sources of financing aside from the Credit Agreement to address the needs of the subsidiaries. The Board also authorized the Company to conduct an offering of exchangeable subordinated notes to accredited investors who are currently stockholders of the Company in the hopes of securing additional funds. Finally, the Board approved management’s decision to segment the operations of the Company into a plate heating, heat meter and related services business and a heat pump and related services business to facilitate the search for additional financing, and to provide greater transparency and accountability to the Company’s shareholders. The Board further authorized the Company to reorganize its subsidiaries in accordance with these two business segments.

With respect to the market canvas, we circulated a request for restructuring proposals in both the United States and the People’s Republic of China for the purchase of all, or a part of, or a joint venture investment in or with, the Company or any one or more of its directly or indirectly owned subsidiaries. In addition to this request for restructuring proposals, we retained a third-party firm in each of these respective markets to conduct a market canvass to seek proposals. Proposals received were evaluated by the Board of Directors at a meeting held on September 17th and 18th, 2013 and, after negotiation, a proposal relating to the Company's PHE segment was deemed to be in the best interest of the Company and approved by the Board.

The proposal was formally executed and disclosed in the Company’s current report on Form 8K filed on September 30, 2013. A definitive agreement related to the proposal is currently being negotiated and is planned to be executed with the terms further described below (the “Equity Interest Purchase Agreement”). A Form 8K was filed along with the complete Equity Interest Purchase Agreement on October __, 2013. The buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajuan Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

Under the terms of the Equity Interest Purchase Agreement, the Buyers have agreed to purchase 40% of the Company’s equity interests in the following subsidiaries: SmartHeat Taiyu (Shenyang) Energy; SmartHeat Siping Beifang Energy Technology Co., Ltd.; SmartHeat (Shenyang Energy Equipment) Co. Ltd.; Hohot Ruicheng Technology Co., Ltd.; and Urumchi XinRui Technology Limited Liability Company (the “Target Companies”), for a purchase price of RMB 5,000,000, by December 31, 2013. The Company retains an option until February 28, 2014 to repurchase the equity interests of the Target Companies sold for RMB 5,600,000.  In the event we choose not to repurchase the equity interests of the Target Companies sold, the Buyers shall have the option to purchase an additional 40% of the Company’s equity interest in the Target Companies for an additional RMB 6,000,000. Should the Buyers choose to purchase the additional 40% equity interest, we have the option to require the Buyers to purchase the remaining 20% equity interest for RMB 2,500,000. In the event the Company sells the additional 40%, we plan seek the approval of our shareholders prior to completing the sale. In the event such approval is not obtained, the Buyers will have the option to terminate the Equity Interest Purchase Agreement.

The Company may terminate the Equity Interest Purchase Agreement at any time for a break-up fee of RMB 600,000. The Company presently intends to seek competing bids to the Equity Purchase Agreement with the plan of having a definitive restructuring completed no later than the end of the first quarter of 2014.  There is no assurance that any competing bid may be found or that a definitive agreement will be negotiated with such party.

The Board of Directors, in taking these restructuring actions, believed that they would be in the best interests of the Company, its shareholders and the public.

Required Vote

You may vote “FOR” or “AGAINST” the following resolution, or you may “ABSTAIN.” Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Unless marked to the contrary, proxies received will be voted “FOR” the approval of the Initial Restructuring Actions.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the 2013 Restructuring Actions.

OTHER MATTERS

The exchangeable subordinated notes set forth in proposal 4 are being offered in denominations of $100,000 bearing interest at the rate of 10% per annum, due on June 30, 2015, and exchangeable, at the option of the Company, for restricted common shares at an exchange rate of $0.50 per share. The exchangeable subordinated notes will be subordinate, in all respects, to the indebtedness owed by the Company. The Company plans to terminate the offering on December 7, 2013.

The exchangeable subordinated notes will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the Securities Act. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

As of the date of this Proxy Statement, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

SMARTHEAT INC
SHENYANG ECONOMIC AND TECH DEV ZONE
A-1, 10,STREET 7
SHENYANG, CHINA 110141

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
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To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Oliver Bialowons 02 Kenneth Scipta 03 Weiguo Wang 04 Xin Li 05 Qingtai Kong

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The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

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0000186258_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

SMARTHEAT INC
Annual Meeting of Stockholders
December 10, 2013 1:00 PM LST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Oliver Bialowons, as proxy, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SMARTHEAT INC that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at TBD, on December 10, 2013 at 1:00 PM LST and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000186258_2 R1.0.0.51160